Exhibit 10.2.3

CONFIDENTIAL TREATMENT REQUESTED

CONFIDENTIAL TREATMENT REQUESTED: INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS
BEEN REQUESTED IS OMITTED AND IS NOTED AS FOLLOWS **REDACTED**. AN
UNREDACTED VERSION OF THIS DOCUMENT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.

Enzon Pharmaceuticals, Inc
685 Route 202/206
Bridgewater, NJ 08807
Phone:	908 541 8600
Fax:	908 575-9457
www.enzon.com

June 14, 2007

NatImmune A/S
Fruebjergvej 3 box 3
DK-2100 Copenhagen Ø
Denmark

Re:	Amendment to License Agreement between NatImmune A/S (“NatImmune”) and Enzon Pharmaceuticals, Inc. (“Enzon”) dated September 30, 2005 (the “Agreement”)

Gentlemen:

We are writing to confirm the agreement between NatImmune and Enzon that:

(i) Section E of Schedule 3.4(b) of the Agreement is deleted and replaced in its entirety by the following:

NatImmune will use commercially reasonable efforts to assist Enzon with various activities for the improvement of MBL production yield. The activities undertaken by Enzon shall be determined by Enzon from time to time in Enzon’s reasonable judgment and the appropriate assistance by NatImmune shall be determined from time to time based on those activities.

Subject to the availability of personnel and resources reasonably necessary to provide the applicable services, such efforts may include (but are not limited to), upon Enzon’s request:

1.	Work with Enzon to finalize Scope-of-Work for the Invitrogen programs.

2.	Hold technical responsibility for the Enzon sponsored [**Redacted**] with Invitrogen.
[**Redacted**].

3.	Hold technical responsibility for the Enzon sponsored [**Redacted**] program with Invitrogen. Confirm lead media formulations developed by Invitrogen in 5 liter reactors at NatImmune,
[**Redacted**].

4.	Hold technical responsibility for the Enzon sponsored [**Redacted**].

5.	Test [**Redacted**], if appropriate.

6.	Attempt to adapt a [**Redacted**].

7.	Continue media development program with [**Redacted**].

8.	Manage and assure proper [**Redacted**].

9.	Subject to personnel availability to re-locate and if preliminary results demonstrate a reasonable likelihood that Enzon will achieve a [**Redacted**], provide two persons from NI PDL for a period

June 14, 2007
NatImmune A/S

of up to 4 months starting January 2008 to be partially stationed at Enzon PDL. NatImmune shall pay all salaries and social costs for such personnel, and Enzon shall pay all travel and related out of pocket expenses.

The listing of the above services shall not imply an obligation on the part of Enzon to conduct or commission any activities by the third parties referred to above.

If NatImmune performs the services set forth above, as may be requested by Enzon, and if Enzon achieves an [**Redacted**] not later than March 31, 2008, then Enzon shall pay to NatImmune the amount of [**Redacted**]; provided, that such [**Redacted**] is a fed batch cell culture in a chemically defined media at the time of harvest and that the overall downstream process recovery by the process and analytical tests described in the approved [**Redacted**]. If, despite the above milestone not being achieved, Enzon shall have determined, in its sole discretion, to use the clone and production methods resulting from such services provided by NatImmune in the continued development of the Product as evidenced by use at [**Redacted**], and NatImmune shall performed in all material respects the services described above that were requested by Enzon, then Enzon shall pay to NatImmune the amount of [**Redacted**].

The above described parameters shall not be modified, amended or waived by Enzon unless set forth in writing signed by Enzon’s Chief Executive Officer.

(ii) Section 2.3 of the Agreement concerning the terms for an agreement respecting the Baltic Countries, which provision was previously amended, be further amended such that “September 30, 2006” be changed to “March 31, 2008”.

All other terms of the Agreement shall remain unchanged. Capitalized words used in this letter that are not defined in this letter shall have the meanings ascribed to them in the Agreement.

Please sign below to acknowledge your agreement with the foregoing.

Yours truly,

ENZON PHARMACEUTICALS, INC.

By: /s/ Jeffrey H. Buchalter
Name: Jeffrey H. Buchalter
Title: Chairman, President and Chief Executive Officer

Accepted and agreed by:

NATIMMUNE A/S

By: /s/ Martin Bonde	By: /s/ Claus Berner Moller
Name: Martin Bonde	Name: Claus Berner Moller
Title: Chief Executive Officer	Title: Chairman